Choice One Communications Inc.
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Choice One Contact:
Lisa Schnorr
Director, Corporate Communications and Investor Relations
(585) 530-2965
lschnorr@choiceonecom.com

Fibertech Contact:
Dan Clifton
(585) 697-5166
dclifton@fibertech.com

CHOICE ONE ACTIVATES INTRA-CITY FIBER NETWORK IN COLUMBUS, OHIO
Fiber ring adds substantial network capacity, reduces operating costs and decreases reliance on incumbent provider

         Rochester, New York - April 29, 2003 -- Choice One Communications (OTCBB: CWON), an Integrated Communications Provider offering facilities-based voice and data telecommunications services, including Internet and DSL solutions, to businesses in 29 Northeast and Midwest markets, today announced that the company has activated its intra-city fiber network in Columbus, Ohio.

         "The activation of this Columbus fiber ring is part of Choice One's ongoing fiber construction plan and brings to nineteen the total number of markets in which the company has intra-city fiber," commented Kevin Dickens, Choice One's Chief Operating Officer. "This investment in fiber clearly demonstrates Choice One's commitment to its smart-build strategy and to its Columbus, Ohio market,"

         "We expect that fiber deployment will optimize our network costs, enhance the quality and reliability of the services that we offer and provide us with sufficient bandwidth to support the growth of our business. This new fiber ring in Columbus will significantly reduce our reliance on the incumbent provider. It will also help to reduce our network cost and enhance our competitive advantage in the marketplace."

         The company's Columbus fiber network was the latest to be activated through Choice One's partnership with Fibertech Networks, a leader in building and operating dark fiber optic networks throughout mid-size cities in the Eastern and Central regions of the United States. In total, Choice One has approximately 1,400 miles of intra-city fiber in 19 markets and approximately 1,100 miles of inter-city fiber.

         "As an anchor tenant and Fibertech business partner, Choice One has made a long-term commitment to utilizing fiber in second and third-tier markets in the Northeast and Mid-west," commented John Purcell, President and CEO of Fibertech Networks. "Their investment in metro fiber


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CHOICE ONE ACTIVATES FIBER NETWORK IN COLUMBUS, OHIO


optic networks gives Choice One access to substantial bandwidth that will help the company maintain its position as a leading provider of alternative telecommunications to small and medium-sized businesses in the Columbus area."

         Choice One provides telecommunications services to thousands of businesses in its Ohio markets, which include Columbus, Akron/Youngstown and Dayton.


About Choice One Communications

         Headquartered in Rochester, New York, Choice One Communications Inc. (OTCBB: CWON) is a leading integrated communications services provider offering voice and data services including Internet and DSL solutions, to businesses in 29 metropolitan areas (markets) across 12 Northeast and Midwest states. Choice One has more than 100,000 clients, annualized revenue of approximately $320 million, (based on first quarter 2003) and approximately 1,400 colleagues.
         Choice One's markets include: Hartford and New Haven, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield and Worcester, Massachusetts; Portland/Augusta, Maine; Grand Rapids and Kalamazoo, Michigan; Manchester/Portsmouth, New Hampshire; Albany (including Kingston, Newburgh, Plattsburgh and Poughkeepsie), Buffalo, Rochester and Syracuse (including Binghamton, Elmira and Watertown), New York; Akron (including Youngstown), Columbus and Dayton, Ohio; Allentown, Erie, Harrisburg, Pittsburgh and Wilkes-Barre/Scranton, Pennsylvania; Providence, Rhode Island; Green Bay (including Appleton and Oshkosh), Madison and Milwaukee, Wisconsin.
         The company has intra-city fiber networks in the following markets:
Hartford, Connecticut; Rockford, Illinois; Bloomington/Evansville, Fort Wayne, Indianapolis, South Bend/Elkhart, Indiana; Springfield, Massachusetts; Grand Rapids and Kalamazoo, Michigan; Albany, Buffalo, Rochester and Syracuse, New York; Columbus, Ohio; Pittsburgh, Pennsylvania; Providence, Rhode Island; Green Bay, Madison and Milwaukee, Wisconsin.

         For further information about Choice One, visit our web site at www.choiceonecom.com or contact us at 1-888-832-5800.


About Fibertech Networks

Fibertech Networks is a leader in building and operating dark fiber optic networks throughout mid-size cities in the Eastern and Central regions of the United States. The company is designing metro-area "carrier-ready" networks strategically connecting local Telco central offices, carrier hotels, data centers and other traffic aggregation points. Privately held, Fibertech investors are led by Nautic Partners of Providence, R.I., and Bank of America Capital Investors of Charlotte, N.C. Headquartered in Rochester, N.Y., further information about the company can be found at www.fibertech.com.


Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and the company intends such forward-looking statements be subject to the safe harbors created thereby. The words "believes", "expects", "estimates", "anticipates", "will", "will be", "could", "may" and "plans" and the negative or other similar words or expressions identify forward-looking statements made by or on behalf of Choice One Communications Inc. ("the company"). These forward-looking statements are subject to many uncertainties and factors that may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and factors include, but are not limited to, continued compliance with covenants for borrowing under our bank credit facility, availability of financing, availability of significant operating cash flows, continued availability of regulatory approvals, the number of potential customers and average revenue for such customers in a market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the company's business, changes in the competitive climate in which the company operates and the emergence of future


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CHOICE ONE ACTIVATES FIBER NETWORK IN COLUMBUS, OHIO


opportunities, all of which could cause actual results and experiences to vary significantly from the company's current business plan and to differ materially from anticipated results and expectations expressed in the forward-looking statements contained herein. These and other applicable risks are summarized under the caption "Risk Factors" and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2002, Registration No. 000-29279, filed with the Securities and Exchange Commission on March 31, 2003.

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